UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2012

MRV COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-11174	06-1340090
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation or organization)		Identification number)

20415 Nordhoff Street, Chatsworth, CA  91311

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (818) 773-0900

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On August 17, 2012, MRV Communications, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Agreement”) with T2 Accredited Fund, L.P., T2 Qualified Fund, L.P. and Tilson Offshore Fund, Ltd. (collectively, the “Seller”) to purchase 5,843,420 shares of the Company’s Common Stock owned by the Seller at a price of $0.48 per share for an aggregate price of $2,804,841.60, which was a discount of 7.7 percent from the last reported trading price of $0.52 per share for the Company’s Common Stock on August 16, 2012. The sale was executed on August 20, 2012. Glenn Tongue, a director of the Company, legally co-manages each of T2 Accredited Fund, L.P., T2 Qualified Fund, L.P. and Tilson Offshore Fund, Ltd., though Mr. Tongue and his co-managing partner, Whitney Tilson, have recently agreed that Mr. Tilson will primarily manage these funds on a day-to-day basis. Mr. Tongue will primarily manage affiliated funds that own 1,094,727 shares of MRV’s Common Stock, and Mr. Tongue will continue to beneficially own these shares.

The foregoing description of the Agreement is not complete and is qualified in its entirety by the full text of the Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit 10.1

Share Purchase Agreement, dated as of August 17, 2012, by and among T2 Accredited Fund, L.P., T2 Qualified Fund, L.P. and Tilson Offshore Fund, Ltd. (collectively, as the “Seller”), and MRV Communications, Inc., as the Purchaser

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 20, 2012

MRV COMMUNICATIONS, INC.

	By:	/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
Vice President, General Counsel and Secretary